Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Dow Chemical Company Employees’ Savings Plan
Midland, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230680) of The Dow Chemical Company of our report dated June 17, 2022, relating to the financial statements and supplemental schedules of The Dow Chemical Company Employees’ Savings Plan which appear in this Form 11-K for the year ended December 31, 2021.

/s/ BDO USA, LLP
BDO USA, LLP
Grand Rapids, Michigan
June 17, 2022

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